UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 16, 2019
(Earliest Event Date requiring this Report: August 15, 2019)

CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	0-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

431 Fairway Drive, Suite 200
Deerfield Beach, Florida 33441
(Address of principal executive offices)

(954) 570-8889, ext. 313
(Registrant's telephone number, including area code)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Item 2.02.    Results of Operations and Financial Condition.

See Item 7.01 below, which is incorporated in this Item 2.02 by reference.

Item 7.01.    Regulation FD Disclosure

A press release by Capstone Companies, Inc., a Florida corporation, (the "Company") summarizing the Company’s financial results for the fiscal quarter ended June 30, 2019, was accidentally made publicly available from approximately 4:15 a.m., Eastern Standard Time, to on or about 7:00 a.m., Eastern Standard Time, on August 14, 2019.  Upon learning of the unintentional public availability of this press release, Company promptly removed the press release from public access. The press release was scheduled to be made publicly available after 4:00 p.m., Eastern Standard Time, on August 14, 2019.

The Company filed its Form 10-Q quarterly report for the fiscal quarter ended June 30, 2019, with the Commission on August 14, 2019.

The Company is investigating the matter to determine the reason for the accidental public availability of the press release prior to the scheduled release time.  The Company will take necessary remedial actions to prevent a re-occurrence of this incident.

The disclosures in Item 7.01 and Item 2.02 above shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ James G. McClinton
James G. McClinton, Chief Executive Officer
Dated: August 16, 2019